SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2020

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	OPRX	Nasdaq Capital Market

SECTION 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 19, 2020, we held our 2020 Annual Meeting of the shareholders, at which the shareholders voted on the matters disclosed in our definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 1, 2020. The final voting results for the matters submitted to a vote of the shareholders were as follows:

Proposal No. 1 - Election of Directors

Our shareholders elected the persons listed below for a one-year term expiring at our 2021 Annual Meeting or until their respective successors are duly elected and qualified:

	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
William Febbo	9,256,281	0	64,376	1,671,583
Gus D. Halas	5,583,058	0	3,737,599	1,671,583
Lynn Vos	9,083,969	0	236,688	1,671,583
James Lang	6,267,081	0	3,053,576	1,671,583
Patrick Spangler	7,006,590	0	2,314,067	1,671,583
Greg Wasson	9,315,207	0	5,450	1,671,583

Proposal No. 2 – Approval of the reservation of 500,000 additional shares of common stock under our 2013 Incentive Plan

Our shareholders approved the addition of 500,000 shares of common stock under our 2013 Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,251,695	3,962,673	106,289	1,671,583

Proposal No. 3 - Ratification of Independent Registered Public Accounting Firm

Our shareholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for fiscal 2020.

FOR	AGAINST	ABSTAIN
10,964,884	5,532	21,824

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Douglas Baker
Douglas Baker
Chief Financial Officer

Date November 19, 2020

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